MENTOR REPORTS FIRST QUARTER FISCAL YEAR 2008 FINANCIAL RESULTS
AND PROVIDES UPDATED FISCAL YEAR 2008 GUIDANCE

•     Net Sales were $95.6 Million in the First Quarter of Fiscal Year 2008, an increase of 20 percent over $79.4 Million in the First Quarter of Fiscal Year 2007

•     Diluted Earnings per Share from Continuing Operations were $0.48 in the First Quarter of Fiscal Year 2008, an increase of 45% over $0.33 per share in the First Quarter of Fiscal Year 2007

•     Premarket Approval Applications for Dermal Fillers Puragen™ Plus and Prevelle™ Plus submitted at the end of July

Santa Barbara, California, August  6, 2007 - Mentor Corporation (NYSE:MNT), a leading supplier of aesthetic medical products in the United States and internationally, today announced financial results for the first quarter of fiscal year 2008 ending June 30, 2007.

"We are very pleased with our financial results for the first quarter and the notable progress within our R&D pipeline," commented Joshua H. Levine, President and Chief Executive Officer. "From a strategic standpoint, the acquisition of Perouse Plastie at the end of the quarter expands the company's international product offerings and positions Mentor for future growth and expansion in key international markets."

Total Net Sales
Total net sales were $95.6 million in the first quarter of fiscal year 2008, an increase of 20% over net sales of $79.4 million in the first quarter of fiscal year 2007.  The increase in net sales was primarily the result of strong sales of MemoryGel™ silicone breast implants in the U.S. augmentation market as it transitions from saline-filled breast implants to MemoryGel silicone breast implants.  Additionally, Mentor experienced strong sales growth in its international markets.  Net sales for the first quarter of fiscal year 2008 included approximately $0.7 million of positive foreign currency exchange effects.

Gross Profit
Gross profit for the first quarter of fiscal year 2008 was $74.3 million, or 77.8% of sales, compared to $57.4 million, or 72.2% of sales, in the first quarter of fiscal year 2007. Gross profit for the quarter benefited from higher sales of MemoryGel breast implants. Additionally, gross profit was favorably impacted by non-recurring adjustments related to product warranty accrual and inventory valuation, as well as positive manufacturing variances.

Selling, General and Administrative
Selling, general and administrative (SG&A) expenses in the first quarter of fiscal year 2008 were $36.0 million, or 37.7% of sales, compared to $29.7 million, or 37.4% of sales, in the first quarter of fiscal year 2007.  Included in SG&A expense in the first quarter 2007 were approximately $2.3 million of equity compensation expense recorded under the provisions of FAS 123(R) and $1.8 million of severance expense related to the company's business rationalization initiative.  Included in SG&A expense in the first quarter of fiscal year 2008 was approximately $3.2 million of equity compensation expense recorded under the provisions of FAS 123(R).

Research and Development
Research and development (R&D) expenses in the first quarter of fiscal year 2008 were $10.3 million, an increase of $2.4 million or 30.9% from the first quarter of fiscal year 2007.  For the quarter, the company's investment in R&D supported its botulinum toxin development program, its hyaluronic acid dermal filler development program with Genzyme Corporation, its Puragen™ Plus development program, its compliance with MemoryGel breast implants post-approval conditions, and the ongoing U.S. Food and Drug Administration (FDA) review of its Contour Profile® Gel breast implant premarket approval application (PMA).

•     Hyaluronic Acid-Based (HA) Dermal Fillers

During the quarter, the company made substantial progress in its HA development programs and, subsequent to the end of the first quarter, submitted PMAs to the FDA for Prevelle™ Plus and Puragen™ Plus.  Mentor anticipates approval for these products in the U.S. in late fiscal 2008 or early fiscal 2009.

•     Botulinum Toxin Type A

As previously announced, Mentor received protocol approval from the FDA for its pivotal Phase IIIa clinical trial and initiated treatment during the quarter in this pivotal study for the cosmetic correction of rhytides.  In addition, Mentor continues to make progress in patient enrollment in its Phase I study of its botulinum toxin type A for the treatment of pain associated with adult onset spasmodic torticollis/cervical dystonia.  Subsequent to the end of the quarter, the company initiated an expansion of its botulinum toxin type A production capacity in Madison, Wisconsin, to provide for the eventual vertical integration of certain manufacturing processes.

•     MemoryGel silicone gel breast implants Post-Approval Study (PAS)

As previously announced, Mentor received FDA approval to amend its PAS protocol changing to a voluntary patient enrollment design.  This change allows those patients who choose not to or cannot participate in Mentor's PAS the opportunity of selecting Mentor's MemoryGel breast implants for their surgery.  Mentor reports that it has substantially completed the process to convert the study to a voluntary patient design.  Mentor has continued with the mandatory requirement for physicians.  In addition, as of August 3, 2007, Mentor has enrolled approximately 13,000 patients towards the total target of 42,900 patients required by the PAS conditions.

Net Interest
Interest income, net of interest expense, in the first quarter of fiscal year 2008, was $3.3 million.  In the first quarter of fiscal year 2007, interest income, net of interest expense, was $1.4 million.

Effective Tax Rate
Mentor's effective tax rate for continuing operations in the first quarter of fiscal year 2008 was 29.9% compared to 28.0% in the first quarter of fiscal year 2007.  The increase was primarily due to a shift of income among the various tax jurisdictions in which the company does business towards those jurisdictions with higher effective tax rates, additional tax expense related to income in international operations, and the accounting treatment of incentive stock options after the adoption of FAS 123(R).  Mentor adopted FASB Interpretation No. 48 "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109" during the quarter and there was no material impact as a result of the adoption.

Earnings Per Share (EPS)
Excluding the results of discontinued operations of the company's Urology business, Mentor reported diluted EPS from continuing operations of $0.48 in the first quarter of fiscal year 2008, compared to the first quarter 2007 EPS of $0.33, an increase of 45 percent.

Acquisition of Perouse Plastie SAS
Subsequent to the end of the quarter, Mentor announced the completion of the acquisition of all the outstanding shares of Perouse Plastie SAS, a breast implant company based in Bornel, France for 42 million Euros, including approximately 3 million Euros of assumed debt, or $56.5 million.  This acquisition expands the company's international product offerings and strengthens the company's competitive market positioning in several key international markets.

Share Repurchase Program
During the quarter, the company repurchased 5.2 million shares of its common stock at an average price of $40.70 per share. Subsequent to the end of the quarter, an additional 3.5 million shares were repurchased at an average price of $41.40 per share. In the aggregate, 8.7 million shares were repurchased for a total investment of $357.8 million.  As of August 3, 2007, 1.1 million shares remain authorized for repurchase.

Balance Sheet
Mentor ended the first quarter of fiscal year 2008 with $291 million in cash and marketable securities, compared to $488 million at the end of fiscal year 2007.  Subsequent to the end of the quarter, Mentor repurchased approximately $147 million worth of its common shares for retirement and invested approximately $56.5 million in the acquisition of Perouse.  As a result, cash and marketable securities have decreased substantially from the amount reported as of June 30, 2007.

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Updated Guidance for Full Fiscal Year 2008
Mentor is providing the following updated guidance for full fiscal year 2008 including the results of Perouse Plastie:

•         Sales to be in the range of $370 million to $385 million;

•         Gross margin to be in the range of 73% to 75% of sales;

•         Selling, general and administrative expenses to be in the range of 39% to 41% of sales;

•         Research and development expenses to be in the range of 12% to 14% of sales;

•         Operating income to be approximately 20% of sales;

•         Tax rate of approximately 30%; and

•         Diluted earnings per share from continuing operations of $1.40 to $1.45, assuming weighted average diluted shares outstanding of 42 million shares.

Conference Call
Mentor Corporation has scheduled a conference call today regarding this announcement.  Those interested in listening to a recording of the call may dial (800) 839-2417 at 6:00 p.m. ET today until Midnight ET, August 13, 2007.  You may also listen to the live web cast at 5:00 p.m. ET today or the archived call at www.mentorcorp.com, Investor Relations site under "Audio Archives".

Safe Harbor Statement
This release contains forward-looking statements including, but not limited to, statements relating to Mentor's current and anticipated product development activity and expenses, and  market acceptance of those products; the approval with conditions by the  FDA of the company's MemoryGel silicone gel breast implants PMA; the continuing review by the FDA of the company's Contour Profile® Gel silicone gel-filled breast implant PMA; the initiation and continuation of clinical studies with respect to the company's botulinum toxin Type A product; the development program for a portfolio of hyaluronic acid-based dermal fillers in conjunction with Genzyme; the acquisition of Perouse Plastie by Mentor; and statements about future sales, gross margin, selling, general, and administrative expenses, research and development expenses, operating income, tax rate, diluted earnings per share from continuing operations, shares outstanding and cash balances.

A number of factors could cause actual results to differ from the forward-looking statements  including, but not limited to, U.S. market acceptance and adoption of MemoryGel breast implants; patient enrollment in the FDA-mandated post-approval study for MemoryGel breast implants; the amount and timing of expenses to be incurred with respect to the MemoryGel breast implants post-approval study; the timing and conditions of FDA approval, if any, of the company's Contour Profile Gel breast implant PMA; the ability of the company to move forward in a timely manner with the PMAs for its hyaluronic acid-based dermal fillers; the timing and outcome of the PMAs submitted to the FDA; results of clinical development programs; the timing and outcome of various clinical trials undertaken by the company; the impact on revenue and expenses of delays in FDA approval and other governmental agencies for the approval and sale of any of the company's products; seasonal and economic factors which affect demand for aesthetic products and procedures; the ability of the company to identify and implement other product opportunities in the global aesthetics marketplace; competitive pressures and other factors such as the introduction or regulatory approval of new products by competitors and pricing of competing products and the resulting effects on sales and pricing of the company's  products; disruptions or other problems with sources of supply; significant product liability or other claims; difficulties with new product development, introduction and market acceptance; changes in the mix of the company's products sold; patent and intellectual property conflicts; product recalls; FDA or other governmental agency  rejection of new or existing products; changes in Medicare, Medicaid or third-party reimbursement policies; changes in government regulation; use of hazardous or environmentally sensitive materials; and other events. Risks and uncertainties relating to the Perouse acquisition include that the businesses of Mentor and Perouse will not be integrated successfully; anticipated synergies may not be fully realized or may take longer to be realized than expected; and possible disruption of the Perouse business, including with customers, employees, suppliers or third parties.

Important factors that may cause such a difference for Mentor include, but are not limited to, those factors described in the company's Annual Report on Form 10-K, recent Current Reports on Form 8‑K and other Securities and Exchange Commission filings.  These filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect the company's business, results of operations and financial condition.  The company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Contact:
Mentor Corporation
Loren McFarland
Chief Financial Officer
(805) 879-6082

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MENTOR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		%
	2007	2006	Change
Net sales	$95,564	$79,437	20%

Cost of sales	21,224	22,045	(4)%
Gross profit	74,340	57,392	30%

Selling, general and administrative	36,045	29,711	21%
Research and development	10,314	7,881	31%
	46,359	37,592	23%

Operating income from continuing operations	27,981	19,800	41%

Interest (expense)	(1,464)	(1,632)	(10)%
Interest income	4,774	3,064	56%
Other (expense) income	(294)	538	(155)%

Income before income taxes	30,997	21,770	42%

Income taxes	9,253	6,096	52%
Net income from continuing operations	21,744	15,674	39%

Net income (loss) from discontinued operations (net of income tax (benefit) expense of ($12) and $142,401)	(6)	225,728	(100)%
Net income	$21,738	$241,402	(91)%

Basic earnings per share
Earnings per share from continuing operations	$0.54	$0.37	46%
Earnings per share from discontinued operations	-	5.32	(100)%
	$0.54	$5.69	(91)%

Diluted earnings per share
Earnings per share from continuing operations	$0.48	$0.33	45%
Earnings per share from discontinued operations	-	4.58	(100)%
	$0.48	$4.91	(90)%

Dividends per share	$0.20	$0.18	11%

Weighted average shares outstanding
Basic	40,465	42,443	(5)%
Diluted	46,950	49,316	(5)%

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MENTOR CORPORATION
SALES BY PRINCIPAL PRODUCT LINE
(unaudited, in thousands)

	Three Months Ended June 30,		%
	2007	2006	Change
Breast aesthetics	$84,493	$69,422	22%
Body aesthetics	4,028	5,137	(22)%
Other aesthetics, including facial	7,043	4,878	44%
Net sales from continuing operations	$95,564	$79,437	20%

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MENTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

Assets	June 30, 2007	March 31, 2007
Current assets:
Cash and marketable securities	$291,161	$487,740
Accounts receivable, net	71,724	65,419
Inventories	37,076	38,073
Deferred income taxes	24,266	25,892
Prepaid income taxes and other expenses	18,515	20,256
Total current assets	$442,742	637,380

Property, plant and equipment, net	36,973	34,683

Intangible assets, net	15,087	15,963
Goodwill, net	12,753	12,644
Other assets	10,908	9,098
Total assets	$518,463	$709,768

Liabilities and shareholders' equity
Current liabilities	$109,294	$112,731
Long-term liabilities	14,295	12,169
Convertible subordinated notes	150,000	150,000
Shareholders' equity	244,874	434,868
Total liabilities and shareholders' equity	$518,463	$709,768

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MENTOR CORPORATION
CALCULATION OF DILUTED EARNINGS PER SHARE - RESTATED FOR CONTINUING OPERATIONS*
(unaudited, in thousands, except per share data)

	Fiscal Year 2007 ending March 31, 2007					Quarter ending June 30, 2007
	Q1	Q2	Q3	Q4	FY	Q1
Net income as reported from continuing operations	$15,674	$10,823	$14,750	$16,377	$57,624	$21,744
Add back after tax interest expense on convertible notes	802	802	802	802	3,208	802
Numerator for diluted EPS calculation for continuing operations	$16,476	$11,625	$15,552	$17,179	$60,832	$22,546
Numerator for diluted EPS calculation for discontinued operations	$225,728	$(1,102)	$(1,122)	$9,486	$232,990	$(6)
Weighted average shares outstanding	42,443	41,360	41,916	42,091	41,960	40,465
Shares issuable through exercise of stock options	1,100	1,115	869	803	1,000	678
Shares issuable through conversion of convertible notes	5,147	5,150	5,153	5,158	5,152	5,165
Additional dilution for unvested restricted shares outstanding	299	152	185	272	151	285
Shares issuable through exercise of warrants (treasury stock method)	327	769	1,021	1,072	829	357
Denominator for diluted EPS from continuing operations	49,316	48,546	49,144	49,396	49,092	46,950
Denominator for diluted EPS from discontinued operations	49,316	41,360	41,916	49,396	49,092	40,465
Diluted earnings per share from continuing operations	$0.33	$0.24	$0.32	$0.35	$1.24	$0.48
Diluted earnings (loss) per share from discontinued operations	$4.58	$(0.03)	$(0.03)	$0.19	$4.75	$0.00

* Note: We classified our surgical urology and clinical and consumer healthcare segments as discontinued operations at March 31, 2006.  Accordingly we have restated our EPS calculation to reflect the results of these segments as discontinued operations.

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